                                                              Year to Date
                                             Three  Months     Nine Months
                                             Ended 6/30/98    Ended 6/30/98
                                             --------------   --------------
Net earnings                                 $  349,986       $1,030,166

Weighted average shares outstanding           1,730,164        1,711,582
Earnings per common share - Basic            $     0.20       $     0.60
                                             ==========       ==========


Assumed average shares for stock options        205,684          224,109

Assumed purchase of shares using treasury
  method for diluted earnings per share
  Stock Options at $6.50/ending price           118,840          129,485

Additional number of shares assumed
  issued                                         86,844           94,624

Common and common equivalent shares
  outstanding for diluted earnings
  per share                                   1,817,008        1,806,206

Diluted earnings per common share            $     0.19       $     0.57
                                             ==========       ==========
